Exhibit 10.4

ASSIGNMENT OF ALL RIGHTS TO PHOTOGRAPHS

This Assignment of All Rights to Photographs (this “Agreement”) is made and effective as of November 30, 2005,

BETWEEN:                             Matt Skinner ("Skinner")

AND:                                        University Girls Calendar, Ltd. (the "Assignee")

For good and valuable consideration received and paid in hand, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

  All right, title and interest that I have in and to the photographs taken by me in any connection with University Girls are hereby transferred, conveyed, bargained and assigned to the Assignee.  The rights that are transferred and assigned hereunder shall include all of the rights granted to the owner of a copyright under all the applicable copyright laws of any and all countries and jurisdictions throughout the world, and all international conventions and treaties relative to copyright protection.

  I agree to execute any further documents and take any further reasonable action requested by the Assignee to convey my rights in and to the photographs.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above, with full knowledge of its content and significance and intending to be legally bound by the terms hereof.

                                                                                     University Girls Calendar, Ltd.

Matt Skinner                                                              Authorized Signature